As filed with the Securities and Exchange Commission on April 26, 2002
                                                   Registration No. 333-


================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)

            North Carolina                                    56-2169715
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification Number)

         370 Knollwood Street
     Winston-Salem, North Carolina                               27103
(Address of principal executive offices)                       (Zip Code)


                          KRISPY KREME DOUGHNUTS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                               Randy S. Casstevens
                            Chief Financial Officer,
                             Secretary and Treasurer
                          Krispy Kreme Doughnuts, Inc.
                              370 Knollwood Street
                       Winston-Salem, North Carolina 27103
                     (Name and address of agent for service)

                                 (336) 725-2981
          (Telephone number, including area code, of agent of service)

                         ------------------------------

                                    copy to:

                            Gerald S. Tanenbaum, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                         ------------------------------



                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
   Title of Securities to be         Amount to be            Proposed Maximum       Proposed Maximum        Amount of
           Registered                 Registered              Offering Price       Aggregate Offering     Registration
                                                              Per Share (1)            Price (1)              Fee
------------------------------------------------------------------------------------------------------------------------
  Common stock, no par value        2,000,000 shares(2)           $36.18              $72,360,000          $6,657.12
------------------------------------------------------------------------------------------------------------------------
  Preferred stock purchase          2,000,000                      N/A                    N/A                 N/A
  rights (3)                        rights (2)
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's common stock, as reported on The New York Stock Exchange on April 25, 2002.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(3) A right to purchase a fraction of a share of the registrant's preferred stock is attached to each share of common stock.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information.*

ITEM 2.  Registration Information and Employee Plan Annual Information.*

-----------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (1) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A dated May 10, 2001 and any amendment or report filed for the purpose of updating such description;

     (2) The Registrant's annual report on Form 10-K for the fiscal year ended January 28, 2001;

     (3) The Registrant`s quarterly reports on Form 10-Q for the three-month periods ended April 29, 2001, July 29, 2001 and October 28, 2001; and

     (4) The Registrant's current reports on Form 8-K dated November 1, 2001 and April 5, 2002.

All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable (the Registrant's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Registrant's common stock issuable under the Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan has been passed upon for the Registrant by Kilpatrick Stockton LLP, Winston-Salem, North Carolina.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and Bylaws of Krispy Kreme Doughnuts, Inc. ("Krispy Kreme" or the "Company") provide that our directors and officers shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by North Carolina law. Under Section 55-8-51 of the North Carolina Business Corporation Act, we may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Krispy Kreme's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. We may not indemnify a director in connection with a proceeding by or in the right of Krispy Kreme in which the director was adjudged liable to us or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, we may indemnify our officers to the same extent as our directors and to such further extent as is consistent with public policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Krispy Kreme pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Krispy Kreme maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit No.         Description

     3.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on December 16, 1999 and Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-47326), filed with the Commission on October 4, 2000)

     3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-47326), filed with the Commission on December 16, 1999)

     4.2 Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 to the Registrant's Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

     5 Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered

     10.1 Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3 Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement)

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 26th day of April, 2002.

                         KRISPY KREME DOUGHNUTS, INC.



                         By:    /s/ Randy S. Casstevens
                                ----------------------------------------------
                                Name:  Randy S. Casstevens
                                Title:    Chief Financial Officer

Each person whose signature appears below in so signing also makes, constitutes and appoints Scott A. Livengood, John W. Tate and Randy S. Casstevens, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on April 26, 2002 by the following persons in the capacities indicated.


/s/ Scott A. Livengood          Chairman of the Board, President and Chief
---------------------------     Executive Officer  (Principal Executive
Scott A. Livengood              Officer)

/s/ John N. McAleer             Vice Chairman of the Board of Directors and
---------------------------     Executive Vice President, Concept Development
John N. McAleer

/s/ Randy S. Casstevens         Chief Financial Officer  (Principal
---------------------------     Financial and Accounting Officer)
Randy S. Casstevens

/s/ Frank E. Guthrie            Director
---------------------------
Frank E. Guthrie

/s/ Mary Davis Holt             Director
---------------------------
Mary Davis Holt

/s/ William T. Lynch            Director
---------------------------
William T. Lynch

/s/ Joseph A. McAleer, Jr.      Director
---------------------------
Joseph A. McAleer, Jr.

/s/ Robert L. McCoy             Director
---------------------------
Robert L. McCoy

/s/ James H. Morgan             Director
---------------------------
James H. Morgan

/s/ Steven D. Smith             Director
---------------------------
Steven D. Smith

/s/ Robert L. Strickland        Director
---------------------------
Robert L. Strickland

/s/ Togo D. West                Director
---------------------------
Togo D. West

                                INDEX TO EXHIBITS


Exhibit No.         Description

     3.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on December 16, 1999 and Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-47326) filed with the Commission on October 4, 2000)

     3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-47326) filed with the Commission on December 16, 1999)

     4.2 Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 to the Registrant's Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

     5 Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered

     10.1 Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3 Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement)

                                                                       Exhibit 5


                       Opinion of Kilpatrick Stockton LLP

April 26, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                 Re: Krispy Kreme Doughnuts, Inc. (the "Company") Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan
                       Registration Statement on Form S-8

Ladies and Gentlemen:

We have been requested to advise regarding the legality of up to 2,000,000 shares of common stock of the Company, no par value (together with the attached preferred stock purchase rights, the "Shares"), to be offered under the Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan (the "Plan").

As to matters of fact, we have examined and relied upon originals or copies certified to our satisfaction of such corporate records, certificates of corporate officers and certificates of public officials and have conducted such investigation as in our judgment is necessary or appropriate to enable us to render the opinion expressed below.

Based on and subject to the foregoing, we are of the opinion that two million (2,000,000) shares of Krispy Kreme Doughnuts, Inc. common stock, no par value, have been reserved for issuance pursuant to the Plan. All such reserved shares have been duly authorized and will be validly issued, fully paid and nonassessable when delivered against proper payment therefor in accordance with the terms of the Plan.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.


                                 Very truly yours,

                                 /s/ Kilpatrick Stockton LLP
                                ----------------------------------
                                 KILPATRICK STOCKTON LLP

                                                                    Exhibit 10.1


                          KRISPY KREME DOUGHNUTS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


                            ARTICLE I - INTRODUCTION

     1.1 STATEMENT OF PURPOSE. The purpose of the Plan is to provide eligible employees of the Company and its Subsidiaries an opportunity to purchase Stock. The Board believes that employee participation in ownership will be to the mutual benefit of both the employees and the Company. This Plan document describes the Plan as in effect on February 1, 2002.

     1.2 INTERNAL REVENUE CODE CONSIDERATIONS. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Code section 423.

                            ARTICLE II - DEFINITIONS

     2.1 "ADMINISTRATOR" means the individual or committee (which may be a committee of the Board) appointed by the Board to administer the Plan, as provided in Section 6.5 hereof.

     2.2 "BOARD" means the Board of Directors of the Company.

     2.3 "CODE" means the Internal Revenue Code of 1986, as amended.

     2.4 "COMPANY" means Krispy Kreme Doughnuts, Inc., a North Carolina corporation.

     2.5 "COMPENSATION" means the total gross base pay during the period of reference, paid to an Employee by the Employer.

     2.6 "CONTINUOUS SERVICE" means the period of time during which the Employee has been employed by the Employer and during which there has been no interruption of Employee's employment by the Employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service. Continuous Service shall, at the election of the Committee, include periods of service with a corporation or other entity acquired by an Employer after the Effective Date.

     2.7 "EFFECTIVE DATE" shall mean August 1, 2000, if within twelve months of that date, the Plan is or has been approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of the majority of the Stock outstanding.

     2.8 "ELIGIBLE EMPLOYEE" means each Employee who has completed 12 months of Continuous Service; provided that the following Employees shall not be eligible to participate in the Plan:

     (a) an Employee whose customary employment is for not more than five months in any calendar year, and

     (b) an Employee who is deemed for purposes of Code section 423(b)(3) to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation of the Company within the meaning of Code section 424(f).

     2.9 "EMPLOYEE" means each person employed by the Employer.

     2.10 "EMPLOYER" means the Company and each Subsidiary.

     2.11 "EXCUSED ABSENCE" means absence pursuant to a leave of absence granted by the Employer, absence due to disability or illness, absence by reason of a layoff, or absence by reason of active duty in the armed forces of the United States. In no event may an Excused Absence exceed ninety (90) days in length (or, if longer and if applicable, the period of the individual's active duty in the armed forces of the United States and such period thereafter as such individual's right to reemployment by the Company is protected by law), and any absence shall cease to be an Excused Absence upon the earlier of (a) the last day of the calendar month in which the duration of the absence reaches six (6) months or (b) the last day of the calendar month in which the leave expires by its terms, the layoff ends by recall or permanent separation from service, or recovery from illness or disability occurs.

     2.12 "FAIR MARKET VALUE" means, with respect to Stock, the fair market value of such Stock, as determined in good faith by the Administrator; provided, however, that

     (a) if the Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

     (b) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Stock on such system on such date or on the last day preceding such date on which a sale was reported; or

     (c) if the Stock is admitted to Quotation on NASDAQ and has not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

     2.13 "OFFERING" means the offering of shares of Stock under the Plan.

     2.14 "OFFERING DATE" means the first business day of each Purchase Period during which the Plan is in effect, commencing with the first business day on or after the Effective Date.

     2.15 "PARTICIPANT" means each Eligible Employee who elects to participate in the Plan.

     2.16 "PLAN" means the Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan, as set forth herein and as may hereafter be amended.

     2.17 "PURCHASE AGREEMENT" means the document prescribed by the Administrator pursuant to which an Eligible Employee has enrolled to be a Participant.

     2.18 "PURCHASE DATE" means the last business day of each Purchase Period.

     2.19 "PURCHASE PERIOD" means each three month period beginning each February 1, May 1, August 1 and November 1.

     2.20 "PURCHASE PRICE" means such term as it is defined in Section 4.3 of this Plan.

     2.21 "STOCK" means the Common Stock of the Company.

     2.22 "STOCK PURCHASE ACCOUNT" means a bookkeeping account reflecting all amounts withheld from an Employee's Compensation or otherwise paid into the Plan for the purpose of purchasing shares of Stock for such Employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Employee under the Plan.

     2.23 "SUBSIDIARY" shall mean a corporation described in Code section 424(f) that has, with the permission of the Administrator, adopted the Plan. The only participating Subsidiary on the Effective Date is Krispy Kreme Doughnut Corporation.


                    ARTICLE III - ADMISSION TO PARTICIPATION

     3.1 INITIAL PARTICIPATION. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Administrator a Purchase Agreement at such time in advance of an Offering Date and on such forms as prescribed by the Administrator. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Administrator receives from the Eligible Employee a properly executed and timely filed Purchase Agreement. Participation in the Plan will continue automatically from one Purchase Period to another unless notice is given pursuant to Section 3.2.

     3.2 VOLUNTARY DISCONTINUANCE OF PARTICIPATION. Any Participant may voluntarily withdraw from the Plan at any time by filing a Notice of Withdrawal with the Administrator at such time in advance of the withdrawal date as the Administrator may specify. Upon such withdrawal, there shall be paid to the Participant the amount, if any, credited to his Stock Purchase Account. The delivery of certificates representing the shares of Stock held for such Participant under the Plan shall be handled in the manner provided in Section 4.6.

     3.3 INVOLUNTARY DISCONTINUANCE OF PARTICIPATION. If a Participant ceases to be an Eligible Employee for any reason, the entire amount, if any, credited to the Participant's Stock Purchase Account shall be refunded to him (or, in the event of the Participant's death, paid to the Participant's estate). Notwithstanding the foregoing, should a Participant cease to be an Eligible Employee (as a result of the restrictions in Section 2.8(c)) by reason of being granted an option to purchase Stock under a stock option plan maintained by the Company, such Participant may continue to participate only through the end of the Purchase Period during which such option was granted. The delivery of certificates representing the shares of Stock held for such Participant under the Plan shall be handled in the manner provided in Section 4.6.

     3.4 RE-ADMISSION TO PARTICIPATION. Any Eligible Employee who has previously been a Participant, who has discontinued participation, and who wishes to be reinstated as a Participant may again become a Participant for any subsequent Purchase Period by executing and filing with the Administrator, at such time in advance as the Administrator shall determine, a new Purchase Agreement on forms provided by the Administrator or through telephone or other electronic means as may be established by the Administrator; provided, however, that a Participant who voluntarily withdraws from the Plan during the course of a Purchase Period may not resume participating in the Plan until the first Offering Date that is six months after his withdrawal from the Plan. Reinstatement to Participant status shall be effective as of the Offering Date next following the date on which the Administrator receives from the Eligible Employee the properly executed and timely filed Purchase Agreement, provided that such Purchase Agreement is filed no later than the deadline in advance of such Offering Date as prescribed by the Administrator.

                           ARTICLE IV - STOCK PURCHASE

     4.1 RESERVATION OF SHARES. Except as provided in the antidilution provisions of Section 5.2 hereof, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed 2,000,000 Shares. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares of Stock, Stock held in treasury, or shares of Stock acquired in the market or directly from shareholders.

     4.2 GRANT OF OPTION. On the offering Date of a Purchase Period, each Eligible Employee participating in the Plan for such Offering Period shall be granted an option to purchase on the Purchase Date for such Purchase Period, at the Purchase Price specified in Section 4.3 below, subject to the other limitations set forth in the Plan, the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of his Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), (b) the number of shares of Stock that would not cause the Participant to exceed the limit of Section 2.8(c), or (c) an amount equal to 20% of the Participant's expected Purchase Period Compensation divided by the Fair Market Value of the Stock on the Offering Date. A Participant's expected Purchase Period Compensation shall be determined by multiplying his normal hourly or weekly rate of Compensation (as in effect on the last day prior to such Offering Date) by the number of regularly scheduled hours or weeks of work for such Participant during the Purchase Period. Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn before such next Offering Date). Exercise of such option shall occur as provided in Section 4.3 below. Such option shall expire on the Purchase Date.

     4.3 EXERCISE OF OPTION AND PURCHASE PRICE OF SHARES. The Purchase Price per share of Stock purchased for Participants pursuant to any Offering shall be the sum of (a) the Fair Market Value of such share on the Offering Date on which such Offering commences or on the applicable Purchase Date, whichever is lower; and (b) any transfer, excise, or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. If the Purchase Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price be less than the par value of the Stock.

     4.4 ESTABLISHMENT OF STOCK PURCHASE ACCOUNT.

     (a) Each Participant shall authorize payroll deductions from his Compensation for the purposes of funding his Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his Compensation during a Purchase Period, which deduction shall be not less than $10.00 nor more than fifteen percent (15%) of the gross amount of such payment, subject to Section 4.5(c). The Administrator or its designee may require that any payroll deduction must be made in whole percentages (i.e., 1%, 2%, 3%, etc.) and not in any fraction of a percentage. In addition, the Administrator may allow, in its sole discretion and subject to such terms and procedural requirements as it may establish, for the delivery of payments by Participants directly to the Administrator or its designee, provided, however, that the total payroll deductions and direct cash payments may not exceed, in the aggregate for any calendar year, fifteen percent (15%) of the total Compensation paid such Participant for the respective calendar year. Subject to
Section 3.2, a Participant may not reduce or increase his payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Purchase Period by filing notice thereof at such time preceding the Offering Date on which such subsequent Purchase Period commences as the Administrator shall determine. If local law prohibits payroll deductions, for such purpose, any alternative method approved by the Committee may be substituted. A Participant's payroll deductions may be decreased by the Committee to the extent necessary to comply with Section 4.5 below.

     (b) No interest shall accrue on any amount credited to a Stock Purchase Account. Pending application of funds credited to Stock Purchase Accounts to purchase Stock pursuant to section 4.5 and other applicable provisions of this plan, all amounts credited to such accounts may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such accounts.

     4.5 EXERCISE OF PURCHASE PRIVILEGE.

     (a) Subject to the provisions of Section 4.2 above, on each Purchase Date there shall be purchased for the Participant at the Purchase Price the largest number of whole and fractional shares of Stock that can be purchased with the entire amount standing to the Participant's credit in his Stock Purchase Account.

     (b) Notwithstanding anything contained herein to the contrary, (i) a Participant may not during any calendar year purchase shares of Stock having an aggregate Fair Market Value, determined at the time of each Offering Date during such calendar year, of more than $25,000, and (ii) all rights to purchase Stock offered on an Offering Date must be exercised within twenty-seven (27) months of such Offering Date.

     4.6 SHARE OWNERSHIP; ISSUANCE OF CERTIFICATES.

     (a) The shares purchased for a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrator in accordance with
Section 4.6(b).

     (b) The Administrator, in its sole discretion, may determine the method for delivering shares of Stock by the Company including, but not limited to, (i) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased for all Participants on a Purchase Date or during a calendar year to a member firm of the New York Stock Exchange, as selected by the Administrator from time to time, which shares shall be maintained by such member firm in separate accounts for each Participant, or (ii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased for all Participants on a Purchase Date or during the calendar year to a bank or trust Company or affiliate thereof, as selected by the Administrator from time to time, which shares shall be maintained by such bank or trust Company or affiliate in separate accounts for each Participant. In addition, the Administrator may periodically issue and deliver to the Participant a certificate for the number of whole shares of Stock purchased for such Participant on a Purchase Date or during such other time period as the Administrator may determine. Each Participant shall have full shareholder rights with respect to all shares of Stock purchased under the Plan, including, but not limited to, voting, dividend and liquidation rights. Shares which are held in the name of the Company or its agent as the nominee for the Participant will be covered by proxies provided to such Participant by the Company or its agent. Unless provided otherwise, cash dividends paid on Stock issued under the Plan will be automatically reinvested. A Participant may withdraw certificates for his shares of Stock credited to his account at any time by a written request for such withdrawal delivered to the Administrator or its designee, and upon any such request, the Company will promptly distribute such certificates to the requesting Participant. Distributions of stock certificates will be made promptly after the death, disability, retirement or other termination of employment of a Participant. In the event of a Participant's death, such stock certificates will be distributed to the Participant's beneficiary, as determined pursuant to Section 6.9 of the Plan.


                         ARTICLE V - SPECIAL ADJUSTMENTS

     5.1 SHARES UNAVAILABLE. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

     (a) The number of shares that would otherwise be purchased for each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess;

     (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted; and

     (c) Any amounts remaining in the respective Stock Purchase Accounts of the Participants shall be refunded to such Participants.

     5.2 ANTIDILUTION PROVISIONS. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or transaction having similar effect. Any such adjustment shall be made by the Administrator acting with the consent of, and subject to the approval of, the Board.

     5.3 EFFECT OF CERTAIN TRANSACTIONS. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date"). The New Purchase Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten business days prior to the New Purchase Date, that the Purchase Date for the participant's option has been changed to the New Purchase Date and that the participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 3.2 above.


                           ARTICLE VI - ADMINISTRATION

     6.1 NONALIENATION AND RESTRICTION ON TRANSFER. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant.

     6.2 ADMINISTRATIVE COSTS. The Employer will pay all administrative expenses incurred in the administration of the Plan other than any fees or transfer, excise, or similar taxes imposed on the transaction pursuant to which any shares of Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Stock and may also be charged the reasonable costs associated with issuing stock certificates.

     6.3 COLLECTION OF TAXES. The Employer shall be entitled to collect, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the issuance of Stock hereunder or the subsequent sale or disposition of such Stock, and the Administrator shall institute such mechanisms as shall insure the collection of such taxes. Until such tax with respect to a Participant is collected, the Employer shall be entitled to retain stock issuable to the Participant as security for collection of such tax.

     6.4 ADMINISTRATOR. The Board shall appoint an Administrator, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrator shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrator shall have the fullest discretion permissible under law in the discharge of its duties. The Administrator's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final, conclusive and binding on all parties.

     6.5 AMENDMENT OF THE PLAN. The Board may amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is set after such

Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may (i) without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Stock previously purchased for him under the Plan, or (ii) disqualify the Plan under section 423 of the Code.

     6.6 TERMINATION OF THE PLAN. Subject to Section 5.1, the Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, either Participants shall, in the discretion of the Administrator, be permitted to complete unpaid subscriptions in a manner determined by the Administrator, or the balance, if any, then standing to the credit of each Participant in his Stock Purchase Account shall be refunded to him in satisfaction of all rights under the Plan. Certificates representing the shares of Stock shall be handled in the manner provided in Section 4.6.

     6.7 REPURCHASE OF STOCK. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

     6.8 NOTICE. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrator for such purpose and shall be effective only when received by the Administrator or its designee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to:

                  Krispy Kreme Doughnuts, Inc.
                  Attention: Administrator - Employee Stock Purchase Plan P.O. Box 83
                  Winston-Salem, NC  27102

     Delivery by any other mechanism shall be deemed effective at the discretion of the Administrator.

     6.9 Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     6.10 REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at annually (or more frequently if the Administrator so elects). Statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, during the past 12 months (or other period covered by the report).


                           ARTICLE VII - MISCELLANEOUS

     7.1 GOVERNMENT REGULATION. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     7.2 HEADINGS, CAPTIONS, GENDER. The headings and captions herein are for convenience of reference only and shall not be considered part of the text. The masculine shall include the feminine, and vice versa.

     7.3 SEVERABILITY OF PROVISIONS; PREVAILING LAW. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of North Carolina, to the extent such laws are not in conflict with, or superseded by, federal law.

     IN WITNESS WHEREOF, this document is executed as of the Effective Date.

                                 KRISPY KREME DOUGHNUTS, INC.



                                 By:
                                    --------------------------------------------


ATTEST:

(Corporate Seal)


------------------------------
Secretary

                                                                    Exhibit 23.1


                       Consent Of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2001, except as to the last paragraph of Note 1 for which the date is March 19, 2001, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Krispy Kreme Doughnuts, Inc., which is incorporated by reference in Krispy Kreme Doughnuts, Inc.'s Annual Report on Form 10-K for the year ended January 28, 2001. We also consent to the incorporation by reference of our report dated March 8, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------------
PricewaterhouseCoopers LLP
Greensboro, North Carolina
April 25, 2002